UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2015

NORTHWEST BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (814) 726-2140

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On August 14, 2015, Northwest Bancshares, Inc. (the “Company”) completed its merger with LNB Bancorp, Inc. (“LNB”). Pursuant to an Agreement and Plan of Merger by and between the Company and LNB, dated December 15, 2014 (the “Merger Agreement”), LNB merged with and into the Company and LNB’s wholly owned subsidiary, The Lorain National Bank, merged with and into the Company’s wholly owned subsidiary, Northwest Bank.

Under the terms of the Merger Agreement, LNB’s shareholders had the option to elect to receive either 1.461 shares of the Company’s common stock or $18.70 in cash for each share of LNB common stock, subject to proration to ensure that, in the aggregate, 50% of LNB’s shares of common stock were converted into common stock of the Company, and the remaining 50% was exchanged for cash.

The final results of the cash and stock election of LNB shareholders were as follows:

•                  Holders of approximately 35.04% of the outstanding LNB common stock elected to receive Company common stock in exchange for their shares;

•                  Holders of approximately 49.98% of the outstanding LNB common stock elected to receive cash consideration in exchange for their shares; and

•                  Holders of approximately 14.98% of outstanding LNB common stock made no election and will receive 1.461 shares of Northwest common stock for 99.85% of their shares of LNB common stock they owned as of August 14, 2015, and $18.70 in cash for the remaining 0.15% of their shares.

Cash will also be paid in lieu of fractional shares at a rate of $12.66 per whole share of Company common stock an LNB shareholder would be entitled to receive.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as filed as an appendix to the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on May 6, 2015.

A copy of the press release announcing the consummation of the merger is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired

Not Applicable.

(b)                                 Pro Forma Financial Information

Not Applicable.

(c)                                  Shell company transactions

Not Applicable.

(d)                                 Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of December 15, 2014 by and between Northwest Bancshares, Inc. and LNB Bancorp, Inc. (incorporated by reference to Appendix A to the definitive proxy statement/prospectus of Northwest Bancshares, Inc. filed with the Securities and Exchange Commission on May 6, 2015 (Commission File No. 333-202612))

99.1	Press Release dated August 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	August 20, 2015	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer